Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	October 31, 2023

EACO CORPORATION REPORTS RECORD ANNUAL NET SALES AND RECORD QUARTER NET SALES & NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTC Pink:EACO) today reported the results for its year ended August 31, 2023.

Net sales, net income and earnings per share were as follows for the year ended August 31, 2023 (dollars in thousands, except per share information):

	Three Months Ended August 31,		%
	2023	2022	Change
	(unaudited)	(unaudited)

Net sales	$85,904	$84,356	1.8%

Net income	$6,055	$5,785	4.7%

Basic and diluted earnings per common share	$1.24	$1.19	4.2%

	Year Ended August 31,		%
	2023	2022*	Change
	(unaudited)

Net sales	$319,397	$292,562	9.2%

Net income	$21,185	$21,308	(0.6%)

Basic and diluted earnings per common share	$4.34	$4.37	(0.7%)

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2022 filed with the U.S. Securities and Exchange Commission on November 4, 2022.

The Company had 394 sales employees at August 31, 2023, an increase of 49 or 14% from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 107 SFT’s as of August 31, 2023, an increase of 6 from the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2024. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and the impact of the Covid-19 pandemic. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	August 31,	August 31,
	2023	2022*
ASSETS
Current Assets:
Cash and cash equivalents	$8,558	$17,386
Restricted cash	10	10
Trade accounts receivable, net	46,654	44,637
Inventory, net	56,270	48,808
Marketable securities, trading	27,228	3,925
Prepaid expenses and other current assets	3,843	5,008
Total current assets	142,563	119,774
Non-current Assets:
Property, equipment and leasehold improvements, net	8,041	8,479
Operating lease right-of-use assets	9,988	10,389
Other assets, net	1,652	1,039
Total assets	$162,244	$139,681
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$22,505	$21,762
Accrued expenses and other current liabilities	16,375	15,020
Current portion of operating lease liabilities	3,950	3,375
Current portion of long-term debt	120	119
Total current liabilities	42,950	40,276
Non-current Liabilities:
Long-term debt	4,348	4,465
Operating lease liabilities	6,225	7,192
Total liabilities	53,523	51,933
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	38	174
Retained earnings	96,255	75,146
Total shareholders’ equity	108,721	87,748
Total liabilities and shareholders’ equity	$162,244	$139,681

*Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2022 filed with the U.S. Securities and Exchange Commission on November 4, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended August 31,		Year Ended August 31,
	2023	2022	2023	2022*
Revenues	$85,904	$84,356	$319,397	$292,562
Cost of revenues	60,656	58,747	226,981	209,060
Gross margin	25,248	25,609	92,416	83,502
Operating expenses:
Selling, general and administrative expenses	17,368	17,089	64,936	53,970
Income from operations	7,880	8,520	27,480	29,532
Other (expense) income:
Net (loss) gain on trading securities	500	(348)	1,284	(213)
Interest and other expense	(21)	(48)	(59)	(201)
Other income (expense), net	479	(396)	1,225	(414)
Income before income taxes	8,359	8,124	28,705	29,118
Provision for income taxes	2,304	2,339	7,520	7,810
Net income	6,055	5,785	21,185	21,308
Cumulative preferred stock dividend	(19)	(19)	(76)	(76)
Net income attributable to common shareholders	$6,036	$5,766	$21,109	$21,232

Basic and diluted earnings per common share:	$1.24	$1.19	$4.34	$4.37
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2022 filed with the U.S. Securities and Exchange Commission on November 4, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended August 31,
	2023	2022*
Operating activities:
Net income	$21,185	$21,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,398	1,491
Bad debt expense	614	38
Unrealized (gain) loss on trading securities	(448)	351
Deferred tax provision	(581)	333
Increase (decrease) in cash flow from change in:
Trade accounts receivable	(2,631)	(10,746)
Inventory	(7,462)	(8,360)
Prepaid expenses and other assets	1,133	2,069
Operating lease right-of-use assets	401	695
Trade accounts payable	(1,150)	6,390
Accrued expenses and other current liabilities	1,355	4,056
Operating lease liabilities	(392)	(621)
Net cash provided by operating activities	13,422	17,004
Investing activities:
Additions to property, equipment, and leasehold improvements	(960)	(1,701)
(Purchase) of marketable securities, trading	(22,855)	(535)
Net cash used in by investing activities	(23,815)	(2,236)
Financing activities:
Repayments on long-term debt	(116)	(114)
Preferred stock dividend	(76)	(76)
Bank overdraft	1,893	(1,041)
Net cash used in by financing activities	1,701	(1,231)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(136)	(606)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(8,828)	12,931
Cash, cash equivalents, and restricted cash - beginning of period	17,396	4,465
Cash, cash equivalents, and restricted cash - end of period	$8,568	$17,396
Supplemental disclosures of cash flow information:
Cash paid for interest	$202	$205
Cash paid for income taxes	$7,473	$3,222

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2022 filed with the U.S. Securities and Exchange Commission on November 4, 2022.